As filed with the Securities and Exchange Commission on November 25, 1997

                                                      Registration No. 333-37531
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

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                                 URS CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                               94-1381538
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                            Identification Number

                                    8711/8712
                          (Primary Standard Industrial
                           Classification Code Number)


                        100 California Street, Suite 500
                      San Francisco, California 94111-4529
                            Telephone: (415) 774-2700
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                   -----------

                                Kent P. Ainsworth
         Executive Vice President, Chief Financial Officer and Secretary
                                 URS Corporation
                        100 California Street, Suite 500
                      San Francisco, California 94111-4529
                            Telephone: (415) 774-2700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   -----------

                                    Copy to:

                            Samuel M. Livermore, Esq.
                             Robert B. Ajemian, Esq.
                               Cooley Godward LLP
                         One Maritime Plaza, 20th Floor
                         San Francisco, California 94111
                                 (415) 693-2000
                               Fax (415) 951-3699

                                   -----------

                                       1.

         This Post-Effective Amendment No. 1 is being filed to deregister 1,155,196 shares of Common Stock (the "Shares") of URS Corporation (the "Registrant") covered by the Form S-4/A Registration Statement No. 333-37531 filed on October 10, 1997 (the "Registration Statement") and to file certain legal opinions as exhibits. The Shares, which were registered pursuant to the Registration Statement in connection with the merger (the "Merger") of Woodward-Clyde Group, Inc. ("Woodward-Clyde") with and into a subsidiary of the Registrant ("Acquisition Corp."), have not been issued as of the date of this Post-Effective Amendment No. 1 based on the conversion formula for the outstanding Woodward-Clyde common stock, as described in the Agreement and Plan of Merger dated as of August 18, 1997 (the "Merger Agreement") between the Registrant, Woodward-Clyde and Acquisition Co. The terms of the Merger and the Merger Agreement are described in the Joint Proxy Statement/Prospectus filed as part of the Registration Statement.

                                       2.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 21.  Exhibits and Financial Statement Schedules.

        Number    Exhibit
        ------    -----------------------------

         2.1 Agreement and Plan of Merger dated as of August 18, 1997 between URS Corporation, Woodward-Clyde Group, Inc. and W-C Acquisition Corporation, filed with the Commission as Exhibit
                  2.1 to the Company's Form 8-K filed on August 19, 1997 and incorporated herein by reference.

         4.1      Certificate of Incorporation of the Company,  filed as Exhibit
                  3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1991, filed with the Commission and incorporated herein by reference.

         4.2 Bylaws of the Company, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996 (the "1996 Form 10-K"), filed with the Commission and incorporated herein by reference.

         5 Opinion of Cooley Godward LLP, filed as Exhibit 5 to the Company's Registration Statement on Form S-4/A (the "Form S-4"), filed with the Commission on October 10, 1997 and incorporated herein by reference.

         8.1      Opinion of Cooley Godward LLP. FILED HEREWITH.

         8.2      Opinion of Bronson, Bronson & McKinnon LLP. FILED HEREWITH.

        10.1 1979 Stock Option Plan of the Company, filed as Exhibit 10.01 to the Company's Registration Statement on Form S-14 (Commission File No. 2-73909) and incorporated herein by reference.

        10.2 1987 Restricted Stock Plan of the Company, filed as Appendix I to the Company's definitive proxy statement filed with the Commission on March 2, 1987 and incorporated herein by reference.

        10.3 1985 Employee Stock Purchase Plan of the Company, adopted effective July 1, 1997, filed as Exhibit 10.3 to the 1996 Form 10-K and incorporated herein by reference.

        10.4 1991 Stock Incentive Plan of the Company, amended and restated effective December 17, 1996, filed as Exhibit 10.4 to the 1996 Form 10-K and incorporated herein by reference.

                                       3.

        10.5 Non-Executive Directors Stock Grant Plan of the Company, adopted December 17, 1996, filed as Exhibit 10.5 to the 1996 Form 10-K and incorporated herein by reference.

        10.6 Selected Executive Deferred Compensation Plan of the Company, filed as Exhibit 10.3 to the Company's Registration Statement on Form S-1 (Commission File No. 33-56296) ("1990 Form S-1") and incorporated herein by reference.

        10.7      1996  Incentive  Compensation  Plan of the  Company,  filed as
                  Exhibit 10.7 to the 1996 Form 10-K and incorporated herein by reference.

        10.8 1996 Incentive Compensation Plan of URS Consultants, Inc., filed as Exhibit 10.8 to the 1996 Form 10-K and incorporated herein by reference.

        10.9 1996 Incentive Compensation Plan of Greiner Engineering, Inc., filed as Exhibit 10.9 to the 1996 Form 10-K and incorporated herein by reference.

        10.10 Stock Appreciation Rights Agreement, dated July 18, 1989, between the Company and Irwin L. Rosenstein, filed as Exhibit
                  10.13 to the 1990 Form S-1 and incorporated herein by reference.

        10.11 Stock Appreciation Rights Agreement, dated October 9, 1989, between the Company and Martin M. Koffel, filed as Exhibit
                  10.15 to the 1990 Form S-1 and incorporated herein by reference.

        10.12 Employment Agreement, dated August 1, 1991, between URS Consultants, Inc. and Irwin L. Rosenstein, filed as Exhibit
                  10.12 to the 1991 Form 10-K and incorporated herein by reference.

        10.12(a) Amendment to Employment Agreement, dated October 11, 1994, between URS Consultants, Inc., and Irwin L. Rosenstein, filed as Exhibit 10.12(a) to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1994 (the "1994 Form 10-K"), filed with the Commission and incorporated herein by reference.

        10.13 Employment Agreement, dated December 16, 1991, between the Company and Martin Koffel, filed as Exhibit 10.13 to the 1991 Form 10-K and incorporated herein by reference.

        10.14 Employment Agreement, dated May 7, 1991, between the Company and Kent P. Ainsworth, filed as Exhibit 10.16 to the 1991 Form 10-K and incorporated herein by reference.

        10.15 Agreement and Plan of Merger, dated as of January 10, 1996, between URS Corporation, URS Acquisition Corporation and Greiner Engineering, Inc., filed as Exhibit 2(a) to the Form 8-K filed on January 12, 1996 (the "January 12, 1996 Form 8-K"), and incorporated herein by reference.

                                       4.

        10.16 Letter Agreement, dated February 14, 1990, between the Company and Richard C. Blum, filed as Exhibit 10.31 to the 1990 Form S-1 and incorporated herein by reference.

        10.17 Letter Agreement, dated February 14, 1990, between the Company and Richard C. Blum & Associates, Inc., filed as Exhibit 10.32 to the 1990 Form S-1 and incorporated herein by reference.

        10.18 Registration Rights Agreement, dated February 21, 1990, among the Company, Wells Fargo Bank, N.A. and the Purchaser Holders named therein, filed as Exhibit 10.33 to the 1990 Form S-1 and incorporated herein by reference.

        10.19 Post-Affiliation Agreement, dated July 19, 1989, between the Company and URS International, Inc., filed as Exhibit 10.42 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1989 and incorporated herein by reference.

        10.20 Contract between URS Consultants, Inc. and the U.S. Department of the Navy (No N62474-89-R-9295) dated June 6, 1989, filed as
                  Exhibit 10.34 to the 1991 Form 10-K and incorporated herein by reference.*

        10.21 Form of Indemnification Agreement dated as of May 1, 1992 between the Company and each of Messrs. Ainsworth, Blum, Cashin, Koffel, Madden, Praeger, Rosenstein, Walsh, DerMarderosian, Costello, Glynn and Johnston and Admiral Foley, filed as Exhibit 10.34 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1992 and incorporated herein by reference.

        10.22 Credit Agreement, dated as of January 10, 1996, between URS Corporation, the Financial Institutions listed therein as Lenders and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders, filed as Exhibit 99(a) to the January 12, 1996 Form 8-K, and incorporated herein by reference.

        10.23 Severance Agreement, dated as of November 22, 1993, between the Company and Joseph Masters, filed as Exhibit 10.35 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1995 and incorporated herein by reference.

        10.24 Employment Agreement, dated March 29, 1996, between Greiner, Inc. and Robert L. Costello, filed as Exhibit 10.1 to the 1996 second quarter Form 10-Q and incorporated herein by reference.

        21 Subsidiaries of the Company, filed as Exhibit 21.1 to the 1996 Form 10-K and incorporated herein by reference.

        23.1      Consent of Cooley Godward LLP (included in Exhibit 8.1).

                                       5.

        23.2      Consent  of  Bronson,  Bronson &  McKinnon  LLP  (included  in
                  Exhibit 8.2).

* Note: Certain material contained in this exhibit and indicated by an asterisk has been omitted and filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, which was granted by the Commission effective April 30, 1992.

                                       6.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 25, 1997.



                                         URS CORPORATION


                                         By /s/Martin M. Koffel
                                            ------------------------------------
                                            Martin M. Koffel
                                            Chairman of the Board, President and
                                            Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                                  Title                                     Date
     ---------                                  -----                                     ----
     /s/Martin M. Koffel                        Chairman of the Board, Chief              November 25, 1997
     ---------------------------------          Executive Officer, President and
     Martin M. Koffel                           Director (Principal Executive Officer)


     /s/Kent P. Ainsworth                       Executive Vice President, Chief           November 25, 1997
     ---------------------------------          Financial Officer, Principal
     Kent P. Ainsworth                          Accounting Officer and Secretary


     /s/IRWIN L. ROSENSTEIN*                    Vice President and Director               November 25, 1997
     ---------------------------------
     Irwin L. Rosenstein

     /s/RICHARD C. BLUM*                        Director                                  November 25, 1997
     ---------------------------------
     Richard C. Blum

     /s/ROBERT L. COSTELLO*                     Director                                  November 25, 1997
     ---------------------------------
     Robert L. Costello

     /s/ARMEN DER MARDEROSIAN*                  Director                                  November 25, 1997
     ---------------------------------
     Armen Der Marderosian

                                                     7.




     /s/ADM. S. ROBERT FOLEY, JR.*              Director                                  November 25, 1997
     ---------------------------------
     Adm. S. Robert Foley, Jr.

     /s/ROBERT D. GLYNN, JR.*                   Director                                  November 25, 1997
     ---------------------------------
     Robert D. Glynn, Jr.

     /s/SENATOR J. BENNETT JOHNSTON*            Director                                  November 25, 1997
     ---------------------------------
     Senator J. Bennett Johnston

     /s/RICHARD B. MADDEN*                      Director                                  November 25, 1997
     ---------------------------------
     Richard B. Madden

     /s/RICHARD Q. PRAEGER*                     Director                                  November 25, 1997
     ---------------------------------
     Richard Q. Praeger

     /s/WILLIAM D. WALSH*                       Director                                  November 25, 1997
     ---------------------------------
     William D. Walsh

                                                Director                                  November ___, 1997
     ---------------------------------
     Frank S. Waller

                                                Director                                  November ___, 1997
     ---------------------------------
     Jean-Yves Perez


*By



/s/Kent P. Ainsworth
---------------------------------
(Kent P. Ainsworth, Attorney-in-Fact)

                                                     8.